Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the merger of Kerr-McGee Corporation (“Kerr-McGee”) and Westport Resources Corporation (“Westport”), absent any operational or other changes, had Kerr-McGee’s and Westport’s businesses been combined for the periods and at the dates indicated.

The pro forma adjustments are based upon available information and assumptions that each company’s management believes are reasonable.  The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the notes accompanying those statements.  The companies may have performed differently had they always been combined.  The unaudited pro forma condensed combined financial statements are not necessarily indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.  The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Kerr-McGee and Westport, including the notes accompanying them.

The unaudited pro forma condensed combined financial statements were prepared based on the following assumptions:

•                  Kerr-McGee issued an aggregate of approximately 48 million shares of Kerr-McGee common stock (at a fixed exchange ratio of .71 shares of Kerr-McGee common stock for each share of Westport common stock) for all the outstanding shares of common stock of Westport (other than shares of Westport restricted stock), and assumed Westport’s debt.

•                  The unaudited pro forma balance sheet has been prepared as if the merger occurred on March 31, 2004.  The unaudited pro forma statements of operations have been prepared as if the merger occurred on January 1, 2003.

•                  The merger was accounted for as a purchase of Westport by Kerr-McGee.

•                  Westport redeemed all of its outstanding 6 1/2% convertible preferred stock at a redemption price of $25.65 per share as of the acquisition date, using cash on hand.

•                  Targeted annual expense savings of $40 million have not been reflected as an adjustment to the historical data.  These cost savings are expected to result from the consolidation of certain offices, the elimination of duplicate corporate and field-level staff and expenses, improved operating costs and lower interest expenses.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2004

	Kerr-McGee	Westport	Pro Forma Adjustments (Note 3)		Combined Pro Forma
	(Millions of Dollars)
Assets
Current assets	$1,691	$222	$(75	)(a)	$1,838
Property, plant and equipment - net	7,327	2,171	1,353	(a)	10,851
Other assets	566	39	(18	)(a)	587
Goodwill	357	245	563	(a)	1,165
Total Assets	$9,941	$2,677	$1,823		$14,441

Liabilities
Current liabilities	$2,062	$308	$60	(a)	$2,430
Long-term debt	3,006	964	43	(a)	4,013
Deferred income taxes	1,277	119	470	(a)	1,866
Asset retirement obligations	388	64	—		452
Other liabilities	558	40	—		598
Total Liabilities	7,291	1,495	573		9,359

Stockholders’ Equity
Preferred stock	$—	$—	$—		$—
Common stock	101	1	48	(a)	149
			(1	)(b)
Additional paid-in-capital	1,735	1,174	2,384	(a)	4,119
			(1,174	)(b)
Retained earnings	1,034	109	(109	)(b)	1,034
Accumulated other comprehensive loss	(148)	(101)	101	(b)	(148)
Other	(72)	(1)	1	(b)	(72)
Total Stockholders’ Equity	2,650	1,182	1,250		5,082

Total Liabilities and Stockholders’ Equity	$9,941	$2,677	$1,823		$14,441

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2003

	Kerr-McGee	Westport (Note 6)	Pro Forma Adjustments (Note 3)		Combined Pro Forma
	(Millions of dollars)
Revenues	$4,185	$715	$—		$4,900
Costs and Expenses
Costs and operating expenses	1,668	104	—		1,772
Selling, general and administrative expenses	371	33	—		404
Shipping and handling expenses	140	13	—		153
Depreciation and depletion	745	257	57	(c)	1,059
Accretion expense	25	4	—		29
Impairments on assets held for use	14	18	—		32
Gain associated with assets held for sale, net	(45)	(6)	—		(51)
Exploration, including dry holes and amortization of undeveloped leases	354	89	—		443
Taxes, other than income taxes	98	48	—		146
Provision for environmental remediation and restoration, net of reimbursements	62	—	—		62
Interest and debt expense	251	57	(11	)(d)	297
Total Costs and Expenses	3,683	617	46		4,346
	502	98	(46)		554
Other Income (Expense)	(59)	14	—		(45)
Income before Income Taxes	443	112	(46)		509
Provision for Income Taxes	(189)	(40)	17	(e)	(212)
Income from Continuing Operations	254	72	(29)		297
Preferred Stock Dividends	—	(5)	5	(f)	—
Income from Continuing Operations Attributable to Common Stockholders	$254	$67	$(24)		$297
Income from Continuing Operations per Share:
Basic	$2.52	$1.01			$2.01
Diluted	$2.48	$.99			$1.99

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2004

	Kerr-McGee	Westport (Note 6)	Pro Forma Adjustments (Note 3)		Combined Pro Forma
	(Millions of Dollars)
Revenues	$1,116	$236	$—		$1,352
Costs and Expenses
Costs and operating expenses	403	28	—		431
Selling, general and administrative expenses	84	11	—		95
Shipping and handling expenses	38	4	—		42
Depreciation and depletion	190	74	21	(c)	285
Accretion expense	7	1	—		8
Impairments on assets held for use	13	—	—		13
Loss associated with assets held for sale, net	3	—	—		3
Exploration, including dry holes and amortization of undeveloped leases	51	17	—		68
Taxes other than income taxes	28	16	—		44
Provision for environmental remediation and restoration, net of reimbursements	(1)	—	—		(1)
Interest and debt expense	57	17	(2	)(d)	72
Total Costs and Expenses	873	168	19		1,060
	243	68	(19)		292
Other Income (Expense)	—	4	—		4
Income before Income Taxes	243	72	(19)		296
Provision for Income Taxes	(91)	(26)	7	(e)	(110)
Income from Continuing Operations	152	46	(12)		186
Preferred Stock Dividends	—	(1)	1	(f)	—
Income from Continuing Operations Attributable to Common Stockholders	$152	$45	$(11)		$186
Income from Continuing Operations per Share:
Basic	$1.52	$.66			$1.25
Diluted	$1.41	$.65			$1.19

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.                                      Basis of Presentation

The accompanying unaudited pro forma balance sheet and statements of operations present the pro forma effects of the merger.  The balance sheet is presented as though the merger occurred on March 31, 2004.  The statements of operations are presented as though the merger occurred on January 1, 2003.  Kerr-McGee and Westport both use the successful efforts method of accounting for their oil and gas producing activities.

2.                                      Method of Accounting for the Merger

Kerr-McGee will account for the merger using the purchase method of accounting for business combinations.  Under that method of accounting, one of the combining companies — in this case, Kerr-McGee — is deemed to be the acquirer for accounting purposes based on a number of factors determined in accordance with generally accepted accounting principles.

The purchase method of accounting requires that Westport’s assets and liabilities assumed by Kerr-McGee be recorded at their estimated fair values.  In the merger, Kerr-McGee will issue .71 shares of Kerr-McGee common stock for each outstanding share of Westport common stock.  On a pro forma basis, assuming that the merger had occurred on December 31, 2003, this would have resulted in Kerr-McGee issuing approximately 48 million shares of its common stock to Westport stockholders, excluding shares of Kerr-McGee common stock that would have been issued (i) in exchange for outstanding shares of Westport restricted stock, and (ii) had all of the Westport stock options outstanding been exercised on that date.

The purchase price of Westport’s net assets will be based on the total value of the Kerr-McGee common stock issued to the Westport stockholders.  For accounting purposes, the value of the Kerr-McGee common stock issued is based on the weighted average price of Kerr-McGee’s common stock for a period of two days before and after announcement of the merger.  This average closing price equaled $49.32 per share.

3.                                      Pro Forma Adjustments Related to the Merger

The unaudited pro forma balance sheet includes the following adjustments:

(a)                                  This entry reflects the purchase price paid by Kerr-McGee and adjusts the historical book values of Westport’s assets and liabilities as of March 31, 2004 to their estimated fair values, in accordance with purchase accounting.  In addition, deferred taxes are recognized for the difference between the revised carrying amounts of Westport’s assets and liabilities and their associated tax bases, excluding goodwill.  The calculation of the total purchase price and the preliminary allocation of this price to assets and liabilities are shown below.

3.                                      Pro Forma Adjustments Related to the Merger (Continued)

(In Millions)
Pro forma calculation and allocation of purchase price:
Shares of Kerr-McGee common stock to be issued to Westport stockholders	48.0
Average Kerr-McGee stock price	$49.32
Fair value of common stock to be issued	$2,367
Plus: Estimated merger costs to be incurred	60
Plus: Westport convertible preferred stock to be redeemed	75
Plus: Estimated Fair value of Westport employee stock options and restricted stock	65
Total purchase price	2,567
Plus: Liabilities to be assumed by Kerr-McGee:
Current liabilities	308
Fair value of long-term debt	1,007
Asset retirement obligations	64
Other non-current liabilities	40
Deferred income taxes	589
Total purchase price plus liabilities assumed	$4,575

Fair value of Westport’s Assets:
Current assets	$222
Proved oil and gas properties	2,247
Unproved oil and gas properties	1,227
Other property and equipment	50
Other non-current assets	21
Goodwill	808
Total fair value of Westport’s assets	$4,575

The total purchase price includes the value of the Kerr-McGee common stock to be issued to Westport stockholders in the merger. The total purchase price plus liabilities assumed also includes:

•                   $60 million of estimated merger costs.  These costs include investment banking expenses, severance, legal and accounting fees, printing expenses and other merger-related costs. These costs have been added to current liabilities in the unaudited pro forma balance sheet.

•                   $75 million to be paid by Westport to redeem all its outstanding 6 1/2% convertible preferred stock prior to the merger at a redemption price of $25.65 per share.  Such redemption results in a decrease to current assets (cash) in the unaudited pro forma balance sheet.

•                   $65 million of Kerr-McGee employee stock options and restricted stock to be issued in exchange for existing Westport employee stock options and restricted stock.  The estimated values of these options and restricted stock have been added to additional paid-in capital in the unaudited pro forma balance sheet.

3.                                      Pro Forma Adjustments Related to the Merger (Continued)

•                   $43 million increase in long-term debt to reflect the estimated fair value of Westport’s 8 1/4% Senior Subordinated notes due 2011.  If Kerr-McGee ultimately decides to call these notes, the acquisition cost is currently estimated to exceed the estimated fair value reflected in the unaudited pro forma balance sheet by approximately $35 million.

The purchase price allocation is preliminary and is subject to change due to several factors, including: (i) changes in the fair values of Westport’s working capital, oil and gas properties, and other assets and liabilities up to the closing date of the merger; (ii) the actual merger costs incurred; (iii) the number of Westport shares, stock options and restricted stock outstanding at the closing date of the merger; and (iv) changes in Kerr-McGee’s valuation estimates that may be made between now and the time the purchase price allocation is finalized.  These changes will not be known until after the closing date of the merger.

(b)                                 These adjustments eliminate the components of Westport’s historical stockholders’ equity accounts.

The unaudited pro forma statement of operations includes the following adjustments:

(c)                                This adjustment increases Westport’s historical depreciation, depletion and amortization expense associated with oil and gas properties based on the pro forma allocation of purchase price.

(d)                               This adjustment reduces interest expense for the effect of amortizing the excess of the estimated fair value of Westport’s long-term debt over its historical carrying value.

(e)                                  This adjustment records the income tax impact of the depreciation, depletion and amortization expense and interest expense pro forma adjustments at an effective income tax rate of 36.5%.

(f)                                  This adjustment eliminates preferred stock dividends for the effect of redeeming Westport’s 6 1/2% convertible preferred stock.

4.                                       Common Shares Outstanding

Pro forma income from continuing operations per share for the three months ended March 31, 2004 and the year ended December 31, 2003 have been calculated based on the weighted average number of shares outstanding as follows (in millions):

	Three Months ended March 31, 2004	Year ended December 31, 2003
Basic:
Kerr-McGee weighted average common shares outstanding	100	100
Westport basic shares outstanding multiplied by .71 exchange ratio	48	48
Pro forma weighted average Kerr-McGee shares outstanding	148	148

Diluted:
Kerr-McGee weighted average common shares outstanding	111	101
Westport diluted shares outstanding multiplied by 0.71 exchange ratio	49	48
Pro forma weighted average Kerr-McGee shares outstanding	160	149

The diluted shares outstanding do not include the following potentially issuable shares, since the inclusion of such shares would be antidilutive:

	Three Months ended March 31, 2004	Year ended December 31, 2003
Shares reserved for Kerr-McGee 5 1/4% convertible debentures	—	10
Employee stock options with an exercise price greater than the average market price of common stock	5	5

Total	5	15

4.                                       Common Shares Outstanding (Continued)

Pro forma shares of Kerr-McGee common stock outstanding at March 31, 2004, assuming the merger occurred at that date, are as follows (in millions):

Kerr-McGee common shares outstanding	101
Westport common shares outstanding multiplied by .71 exchange ratio	48

Total	149

5.                                      Goodwill

In July 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets.  As a result of these two pronouncements, goodwill recorded in connection with business combinations is no longer amortized but rather tested for impairment at least annually.  Accordingly, the accompanying unaudited pro forma statement of operations includes no amortization of the goodwill to be recorded in the merger.

6.                                      Westport — Historical and Reclassified Statement of Operations

Kerr-McGee and Westport present certain revenues, costs and operating expenses differently in their respective consolidated statements of operations.  To make the unaudited pro forma financial information consistent, we have reclassified certain of Westport’s reported revenues, costs and operating expenses to conform to Kerr-McGee’s presentation.

6.                                      Westport — Historical and Reclassified Statement of Operations (Continued)

The historical and reclassified amounts for the year ended December 31, 2003 are presented in the following table.

	Historical Westport	Reclassifications	Reclassified Westport
Operating Revenue
Revenues	$—	$715	$715
Oil and natural gas sales	814	(814)	—
Hedge settlements	(102)	102	—
Gathering income	3	(3)	—
Non-hedge derivatives settlements	3	(3)	—
Non-hedge change in fair value of derivatives	10	(10)	—
Gain on sale of operating assets	6	(6)	—
Net Revenues	734	(19)	715

Operating Costs and Expenses
Costs and operating expenses	—	104	104
Lease operating expense	101	(101)	—
Production taxes	46	(46)	—
Transportation costs	13	—	13
Gathering expense	3	(3)	—
Exploration	59	30	89
Depletion, depreciation and amortization	261	(4)	257
Accretion expense	—	4	4
Impairment of proved properties	18	—	18
Impairment of unproved properties	27	(27)	—
Gain on sale of operating assets	—	(6)	(6)
Stock compensation expense, net	8	(8)	—
Interest and debt expense	—	57	57
Taxes other than income taxes	—	48	48
Selling, general and administrative expenses	30	3	33
Total Operating Expense	566	51	617

Other Income (Expense)
Interest expense	(56)	56	—
Interest income	1	—	1
Loss on debt retirement	(1)	1	—
Other	—	13	13
Total Other Income (Expense)	(56)	70	14

Income Before Income Taxes	$112	$—	$112

6.                                      Westport — Historical and Reclassified Statement of Operations (Continued)

The historical and reclassified amounts for the year ended March 31, 2004 are presented in the following table.

	Historical Westport	Reclassifications	Reclassified Westport
Operating Revenue
Revenues	$—	$236	$236
Oil and natural gas sales	271	(271)	—
Hedge settlements	(35)	35	—
Non-hedge change in fair value of derivatives	4	(4)	—
Net Revenues	240	(4)	236

Operating Costs and Expenses
Costs and operating expenses	—	28	28
Lease operating expense	27	(27)	—
Production taxes	15	(15)	—
Transportation costs	4	—	4
Gathering expense	1	(1)	—
Exploration	13	4	17
Depletion, depreciation and amortization	75	(1)	74
Accretion expense	—	1	1
Impairment of unproved properties	3	(3)	—
Stock compensation expense, net	3	(3)	—
Interest and debt expense	—	17	17
Taxes other than income taxes	—	16	16
Selling, general and administrative expenses	10	1	11
Total Operating Expense	151	17	168
Other Income (Expense)
Interest expense	(17)	17	—
Other	—	4	4
Total Other Income (Expense)	(17)	21	4
Income Before Income Taxes	$72	$—	$72

7.                                      Supplemental Pro Forma Information Related to Oil and Gas Activities

The following pro forma supplemental information regarding oil and gas operations is presented pursuant to the disclosure requirements of Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities.

Pro Forma Costs Incurred

The following table reflects total expenditures, both capitalized and expensed, for crude oil and natural gas property acquisition, exploration and development activities for Kerr-McGee, Westport and the combined company on a pro forma basis for the year ended December 31, 2003.

	United States
(Millions of dollars)	Kerr- McGee	Westport	Total	North Sea	China	Other International	Combined Pro Forma
Property acquisition costs (1)	$121	$360	$481	$46	$1	$1	$529
Exploration	357	67	424	43	31	49	547
Development	473	198	671	55	45	—	771
Total finding, development, and acquisition costs	951	625	1,576	144	77	50	1,847
Asset retirement costs	3	12	15	8	—	—	23
Total costs incurred	$954	$637	$1,591	$152	$77	$50	$1,870

(1) Includes $401 million applicable to purchases of reserves in place.

Pro Forma Crude Oil, Condensate, Natural Gas Liquids and Natural Gas Reserves

The following tables summarize changes in the estimated quantities of crude oil, condensate, natural gas liquids and natural gas proved reserves for Kerr-McGee, Westport and the combined company on a pro forma basis for the year ended December 31, 2003.

Crude Oil, Condensate and Natural Gas Liquids (Millions of barrels)

	United States
	Kerr- McGee	Westport	Total	North Sea	China	Combined Pro Forma
Proved reserves as of December 31, 2002	241	79	320	202	35	557
Revisions of previous estimates	7	(3)	4	(7)	2	(1)
Extensions, discoveries and other additions	55	3	58	14	6	78
Purchases of reserves in place	3	1	4	12	—	16
Production	(28)	(8)	(36)	(26)	(1)	(63)
Sales of reserves in place	(16)	(2)	(18)	—	(3)	(21)

Proved reserves as of December 31, 2003	262	70	332	195	39	566

Proved developed reserves as of:
December 31, 2002	147	61	208	130	2	340
December 31, 2003	122	57	179	125	—	304

7.             Supplemental Pro Forma Information Related to Oil and Gas Activities (continued)

Natural Gas (Billions of cubic feet)

	United States
	Kerr- McGee	Westport	Total	North Sea	Combined Pro Forma
Proved reserves as of December 31, 2002	2,779	1,104	3,883	496	4,379
Revisions of previous estimates	(10)	1	(9)	11	2
Extensions, discoveries and other additions	152	172	324	8	332
Purchases of reserves in place	57	201	258	30	288
Production	(230)	(117)	(347)	(35)	(382)
Sales of reserves in place	(77)	(2)	(79)	—	(79)

Proved reserves as of December 31, 2003	2,671	1,359	4,030	510	4,540

Proved developed reserves as of:
December 31, 2002	1,658	676	2,334	168	2,502
December 31, 2003	1,502	820	2,322	113	2,435

Pro Forma Standardized Measure of and Changes in Discounted Future Net Cash Flows

The following tables set forth the standardized measure of discounted future net cash flows associated with crude oil, condensate natural gas liquids and natural gas proved reserves for Kerr-McGee, Westport and the combined company on a pro forma basis as of December 31, 2003, as well as the changes therein for the year then ended.

	United States					Combined
(Millions of dollars)	Kerr-McGee	Westport	Total	North Sea	China	Pro Forma
Future cash inflows	$23,850	$9,625	$33,475	$7,770	$1,114	$42,359
Future costs:
Production	(5,002)	(2,808)	(7,810)	(2,437)	(306)	(10,553)
Development	(2,067)	(669)	(2,736)	(790)	(130)	(3,656)
Income taxes	(5,467)	(1,676)	(7,143)	(1,552)	(178)	(8,873)
Future net cash flows	11,314	4,472	15,786	2,991	500	19,277
10% annual discount	(4,721)	(1,944)	(6,665)	(970)	(208)	(7,843)
Standardized Measure of Discounted Future Net Cash Flows at December 31, 2003	$6,593	$2,528	$9,121	$2,021	$292	$11,434 (1)

(1)  Estimated future net cash flows before income tax expense, discounted at 10%, totaled approximately $16.7 billion.

7.             Supplemental Pro Forma Information Related to Oil and Gas Activities (continued)

(Millions of dollars)	Kerr-McGee	Westport	Combined
Net change in sales prices and production costs	$3,308	$646	$3,954
Sales revenues less production costs	(2,383)	(654)	(3,037)
Purchases of reserves in place	344	558	902
Extensions, discoveries and other additions	1,183	391	1,574
Revisions in quantity estimates	63	(39)	24
Sales of reserves in place	(255)	(16)	(271)
Current-period development costs incurred	573	152	725
Changes in estimated future development costs	(472)	(111)	(583)
Accretion of discount	1,033	241	1,274
Change in income taxes	(978)	(319)	(1,297)
Timing and other	(572)	(87)	(659)
Net change	1,844	762	2,606
Total at December 31, 2002	7,062	1,766	8,828
Total at December 31, 2003	$8,906	$2,528	$11,434